Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of [  ], 2026, by and among CoVolt Power, Inc., a Texas corporation (the “Corporation”), each of the investors listed on Schedule A to this Agreement and any additional investor that becomes a party to this Agreement in accordance with Section 2.11 of this Agreement, each of which is referred to in this Agreement as a “Holder”.

RECITALS:

A. The Corporation is contemplating an offer and sale of shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), to the public in an underwritten initial public offering (the “IPO”).

B. The Corporation desires to use a portion of the net proceeds from the IPO to purchase Common Units (as defined below) of CoVolt Holdings Group, LLC, a Texas limited liability company (the “Company”), and the Company desires to issue its Common Units to the Corporation in exchange for such portion of the net proceeds from the IPO.

C. Immediately prior to the consummation of the issuance of Common Units by the Company to the Corporation, the Holders and certain other Persons that hold equity interests in the Company are the sole members of the Company (the Holders, together with such other Persons, the “Original Equity Owners”).

D. Certain of the Original Equity Owners (the “Existing Holders”) hold membership interests in the Company.

E. Prior to the purchase by the Corporation of the Common Units, the Corporation, the Company and the Original Equity Owners will enter into that certain Amended and Restated Limited Liability Company Agreement of the Company (such agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”).

F. In connection with the closing of the IPO, (i) the Corporation will become the sole managing member of the Company, (ii) under the LLC Agreement, the existing membership interests held by the Original Equity Owners prior to such time will be recapitalized into Common Units (as defined in the LLC Agreement, the “Common Units”) of the Company, (iii) each Person identified on the Schedule of Holders attached to this Agreement as a “Holder” and certain other Existing Holders will hold Common Units in the Company (such persons, collectively, the “Continuing Equity Owners”), and (iv) in consideration of the Corporation acquiring the Common Units and becoming the managing member of the Company and for other good and valuable consideration, the Company has provided the Continuing Equity Owners who hold Common Units in the Company with a redemption right pursuant to which the Continuing Equity Owners can redeem their Common Units for, at the Corporation’s option, shares of Class A Common Stock or cash on the terms set forth in the LLC Agreement.

G. In connection with the IPO and the transactions described above, the Corporation has agreed to grant to the Holders certain rights with respect to the registration of the Registrable Securities on the terms and conditions set forth in this Agreement.

H. The Existing Holders are holders of at least a majority of the Registrable Securities.

The Parties agree as follows:

This Agreement shall become effective upon the closing of the IPO.

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” with respect to any specified Person means any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, investment fund or registered investment company now or after this Agreement existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person. Notwithstanding the foregoing, the Corporation and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

1.2 “Agreement” has the meaning set forth in the recitals.

1.3 “Automatic Shelf Registration Statement” has the meaning set forth in Section 2.1(b).

1.4 “Board of Directors” means the board of directors of the Corporation.

1.5 “Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

1.6 “Capital Stock” means: (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred); (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder of such equity interests the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person; and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above.

1.7 “Class A Common Stock” has the meaning set forth in the recitals.

1.8 “Class B Common Stock” means the Corporation’s Class B common stock, par value $0.001 per share.

1.9 “Common Units” has the meaning set forth in the recitals.

1.10 “Company” has the meaning set forth in the recitals.

1.11 “Continuing Equity Owners” has the meaning set forth in the recitals.

1.12 “Corporation” has the meaning set forth in the recitals.

1.13 “Damages” means any loss, damage, claim or liability (joint or several) to which a Party is or may become subject under the Securities Act, the Exchange Act, or other federal or state law, rule or regulation, at common law or otherwise, insofar as such loss, damage, claim or liability (or any action in respect of such loss, damage, claim or liability) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Corporation, including any preliminary prospectus or final prospectus contained in such registration statement or any amendments or supplements to such registration statement; (ii) an omission or alleged omission to state in any such registration statement a material fact required to be stated in any such registration statement, or necessary to make the statements in such registration statement not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.14 “Demand Registration” means a request for registration made pursuant to Section 2.1(a) or Section 2.1(b).

1.15 “End of Suspension Notice” has the meaning set forth in Section 2.1(c)(i).

1.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

1.17 “Excluded Registration” means: (i) registrations on Form S-4 or S-8 promulgated by the Commission or any successor or similar forms, including a registration relating to the sale or grant of securities to employees of the Corporation or a subsidiary pursuant to an equity interest option, equity interest purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Class A Common Stock being registered is Class A Common Stock issuable upon conversion of debt securities that are also being registered.

1.18 “FINRA” means the Financial Industry Regulatory Authority.

1.19 “Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.

1.20 “Form S-1” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.21 “Form S-3” means such form under the Securities Act as in effect on the date of this Agreement or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Corporation with the SEC.

1.22 “Holder” has the meaning set forth in the recitals.

1.23 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to in this Agreement.

1.24 “Indemnified Party” has the meaning set forth in Section 2.9.

1.25 “Indemnifying Party” has the meaning set forth in Section 2.9.

1.26 “Initiating Holders” collectively means Holders who properly initiate a registration request under Section 2.1(a) and 2.1(b) of this Agreement.

1.27 “IPO” has the meaning set forth in the recitals.

1.28 “LLC Agreement” has the meaning set forth in the recitals.

1.29 “Long-Form Registrations” has the meaning set forth in Section 2.1(a).

1.30 “Lock-Up Period” means the period of 180 days following the date of the final prospectus relating to the IPO (or such shorter period as the Corporation and the managing underwriters of the IPO may agree).

1.31 “Majority of the Registrable Securities” with respect to any group of Registrable Securities described in this Agreement, means the Holders of a majority of such group of Registrable Securities.

1.32 “MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.

1.33 “Opt-Out Request” has the meaning set forth in Section 3.2.

1.34 “Original Equity Owners” has the meaning set forth in the recitals.

1.35 “Person” means any individual, corporation, partnership, limited liability company, association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision of the foregoing, or any other entity.

1.36 “Piggyback Registration” has the meaning set forth in Section 2.2.

1.37 “Policies” has the meaning set forth in Section 3.2.

1.38 “Public Offering” means any sale or distribution to the public of Capital Stock of the Corporation pursuant to an offering registered under the Securities Act, whether by the Corporation, by Holders and/or by any other holders of the Corporation’s Capital Stock.

1.39 “Registrable Securities” means: (i) any Class A Common Stock issued or issuable by the Corporation in connection with (x) the redemption by the Company of Common Units owned by any Holder or (y) a direct exchange for Common Units owned by any Holder, in each case in accordance with the terms of the LLC Agreement; (ii) any other shares of Class A Common Stock owned (or which may be acquired upon exercise or conversion of any securities held), directly or indirectly, by Holders, and (iii) any Capital Stock of the Corporation or of any Subsidiary of the Corporation issued or issuable with respect to the securities referred to in clause (i) above or (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization or similar transaction. As to any particular Registrable Securities owned by any Holder, such securities shall cease to be Registrable Securities on the date such securities (a) have been sold or distributed pursuant to a Public Offering, (b) have been sold in compliance with Rule 144 following the consummation of the IPO, (c) have been repurchased by the Corporation or a Subsidiary of the Corporation or (d) may be disposed of pursuant to Rule 144 in a single transaction without volume limitation or other restrictions or limitations on transfer under Rule 144, including as to manner or timing of sale or current public information requirements. For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a Holder of Registrable Securities under this Agreement. Notwithstanding the foregoing, a Holder of Registrable Securities may only request that Registrable Securities in the form of Capital Stock of the Corporation that is registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement. For the avoidance of doubt, while shares of Class B Common Stock may constitute Registrable Securities, under no circumstances shall the Corporation be obligated to register shares of Class B Common Stock, and only shares of Class A Common Stock issuable upon redemption, exchange or conversion of Common Units or Class B Common Stock will be registered.

1.40 “Registration Expenses” has the meaning set forth in Section 2.7.

1.41 “Schedule of Holders” means the schedule attached to this Agreement entitled “Schedule of Holders,” which shall reflect each Holder from time to time party to this Agreement.

1.42 “SEC” means the Securities and Exchange Commission.

1.43 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.44 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.45 “SEC Rule 158” means Rule 158 promulgated by the SEC under the Securities Act.

1.46 “SEC Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.

1.47 “SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

1.48 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act of 1933, as amended.

1.49 “Selling Expenses” means all underwriting discounts, selling commissions, equity interest transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursement of a single counsel to the Selling Holders borne and paid by the Corporation provided in Section 2.7.

1.50 “Shelf Offering” has the meaning set forth in Section 2.1(e)(ii).

1.51 “Shelf Offering Notice” has the meaning set forth in Section 2.1(e)(ii).

1.52 “Shelf Offering Request” has the meaning set forth in Section 2.1(e)(ii).

1.53 “Shelf Registrable Securities” has the meaning set forth in Section 2.1(e)(ii).

1.54 “Shelf Registration” has the meaning set forth in Section 2.1(b).

1.55 “Shelf Registration Statement” has the meaning set forth in Section 2.1(e)(i).

1.56 “Short-Form Registrations” has the meaning set forth in Section 2.1(b).

1.57 “Subsidiary” with respect to the Corporation, means any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Corporation, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Corporation or (y) the Corporation or one of its Subsidiaries is the sole manager or general partner of such Person.

1.58 “Suspension Event” has the meaning set forth in Section 2.1(c)(i).

1.59 “Suspension Notice” has the meaning set forth in Section 2.1(c)(i).

1.60 “Suspension Period” has the meaning set forth in Section 2.1(c).

1.61 “Underwritten Takedown” has the meaning set forth in Section 2.1(e)(ii).

1.62 “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

2. Registration Rights. The Corporation covenants and agrees as follows:

2.1 Demand Registration.

(a) Long-Form Registration. Subject to the terms and conditions of this Agreement and any lock-up agreement executed with the underwriters in connection with the IPO, if the Corporation receives a request from Holders of at least a majority of the Registrable Securities then outstanding that the Corporation file a Form S-1 registration statement or any similar long-form registration statement (“Long-Form Registrations”) with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $[10] million, then the Corporation shall within 10 days after the date such request is given, give notice of such request (the “Demand Notice”) to all Holders other than the Initiating Holders. In addition and as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, the Corporation shall file a Long-Form Registration under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Corporation within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3. Notwithstanding the foregoing, no more than three (3) requests that the Corporation file a Long-Form Registration may be made by the Holders collectively pursuant to this Section 2.1(a). The Corporation shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable but in any event no later than the earliest of (x) ninety (90) days after initial filing with the SEC, (y) the 2nd Business Day after the day on which the SEC staff advises the Corporation that the SEC staff will not review such registration statement or (z) if the SEC staff reviews such registration statement, the day on which the SEC staff advises the Corporation that the SEC staff has no further comments on such registration statement. The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing at least five (5) Business Days prior to the filing of the registration statement and that can be included in the registration statement under the rules and regulations of the SEC. The Corporation shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date when all of the Registrable Securities covered by such registration statement have been sold. All Long-Form Registrations shall be underwritten registrations unless otherwise approved by the applicable Initiating Holder.

(b) Short-Form Registration. If at any time when it is eligible to use a Form S-3 registration statement or any similar short-form registration statement (“Short-Form Registrations”), the Corporation receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Corporation file a Short-Form Registration with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Corporation shall within 10 days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders. In addition and as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, the Corporation shall file a Short-Form Registration under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Corporation within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3. Notwithstanding anything to the contrary contained in this Agreement, upon becoming eligible to use Form S-3 (or any equivalent or successor form), the Initiating Holders may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”). In the event the Corporation is a WKSI at the time any request from Initiating Holders for a Demand Registration is submitted to the Corporation, such Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). The Corporation shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable and to keep such registration statement continuously effective under the Securities Act until the date when all of the Registrable Securities covered by such registration statement have been sold.

(c) Notwithstanding the foregoing obligations, if the Corporation furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Corporation’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Corporation and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because it would (a) require premature disclosure of MNPI that the Corporation has a bona fide business purpose for preserving as confidential; or (b) render the Corporation unable to comply with requirements under the Securities Act or Exchange Act, then the Corporation shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness of such filing shall be tolled correspondingly, for a period of not more than 90 consecutive days after the request of the Initiating Holders is given (such period, the “Suspension Period”). Notwithstanding the foregoing, the Corporation may not invoke this right more than once in any 12-month period. Further notwithstanding the foregoing, the Corporation shall not register any securities for its own account or that of any other shareholder during such 90-day period.

(i) In the case of an event that causes the Corporation to suspend the use of a Shelf Registration Statement as set forth in paragraph (c) above (a “Suspension Event”), the Corporation shall give a notice (a “Suspension Notice”) to the Holders of Registrable Securities registered pursuant to such Shelf Registration Statement to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. If the basis of such suspension is nondisclosure of MNPI, the Corporation shall not be required to disclose the subject matter of such MNPI to Holders. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Corporation and prior to receipt of an End of Suspension Notice. Except as required by law, each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Corporation or until such time as the information contained in the Suspension Notice is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Corporation. Any such End of Suspension Notice shall be given by the Corporation to the Holders and their counsel promptly following the conclusion of any Suspension Event. Notwithstanding the foregoing, in no event shall an End of Suspension Notice be given after the end of the Suspension Period and an End of Suspension Notice shall be deemed given at the end of any Suspension Period.

(ii) Notwithstanding any provision of this Agreement to the contrary, if the Corporation gives a Suspension Notice with respect to any Shelf Registration Statement pursuant to Section 2.1(c)(i), the Corporation agrees that it shall: (A) extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice, and (B) provide copies of any supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event. Notwithstanding the foregoing, such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Shelf Registration Statement.

(d) The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is 30 days before the Corporation’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Corporation-initiated registration, so long as the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, and the Holders have been provided with their rights pursuant to Section 2.2; (ii) after the Corporation has effected three registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Short-Form Registration pursuant to a request made pursuant to Section 2.1(b). The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b): (i) during the period that is 30 days before the Corporation’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Corporation-initiated registration so long as Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, and the Holders have been provided with their rights pursuant to Section 2.2; or (ii) if the Corporation has effected two registrations pursuant to Section 2.1(b) within the 12-month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the Registration Expenses for such registration, and forfeit their right to one demand registration statement pursuant to Section 2.7, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d). Notwithstanding the foregoing, if such withdrawal is during a period the Corporation has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d). Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Notice and shall not disclose or use the information contained in such notice of Demand Notice without the prior written consent of the Corporation or until such time as the information contained in the Demand Notice is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(e) Shelf Registrations.

(i) Subject to the availability of required financial information, as promptly as practicable after the Corporation receives written notice of a request for a Shelf Registration pursuant to Section 2.1(b), the Corporation shall file with the Commission a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”). The Corporation shall use its commercially reasonable efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the initial filing of such Shelf Registration Statement but in any event no later than the earliest of (x) ninety (90) days after such filing date, (y) the 2nd Business Day after the day on which the SEC staff advises the Corporation that the SEC staff will not review the Shelf Registration Statement or (z) if the SEC staff reviews the Shelf Registration Statement, the day on which the SEC staff advises the Corporation that the SEC staff has no further comments on the Shelf Registration Statement. The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing at least five (5) Business Days prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. Once effective, the Corporation shall cause such Shelf Registration Statement to remain continuously effective for a time period ending on the earliest of: (A) the third anniversary of the initial effective date of such Shelf Registration Statement; (B) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and (C) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence. In addition, notwithstanding anything to the contrary in this Agreement, the Corporation shall prepare a Shelf Registration Statement with respect to all of the Registrable Securities owned by or issuable to the Original Equity Owners and cause such Shelf Registration Statement to be filed and maintained with the Commission as soon as practicable and in no event later than the 15th calendar day following the later to occur of: (i) the expiration of the Lock-Up Period (as defined below) and (ii) the Corporation becoming eligible to file a Shelf Registration Statement for a Short-Form Registration. Such Shelf Registration Statement shall provide for the resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of all of the Registrable Securities owned by or issuable to the Original Equity Owners. The Corporation shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable after the initial filing of such Shelf Registration Statement but in any event no later than the earliest of (x) ninety (90) days after such filing date, (y) the 2nd Business Day after the day on which the SEC staff advises the Corporation that the SEC staff will not review the Shelf Registration Statement or (z) if the SEC staff reviews the Shelf Registration Statement, the day on which the SEC staff advises the Corporation that the SEC staff has no further comments on the Shelf Registration Statement. The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing at least five (5) Business Days prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. The Corporation shall use commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date when all of the Registrable Securities covered by such registration statement have been sold. Notwithstanding the foregoing, any of the Original Equity Owners may, with respect to itself, instruct the Corporation in writing not to include in such Shelf Registration Statement the Registrable Securities owned by or issuable to such Original Equity Owner. In order for any of the Holders to be named as a selling securityholder in such Shelf Registration Statement, the Corporation may require such Holder to deliver all information about such Holder that is required to be included in such Shelf Registration Statement in accordance with applicable law, including Item 507 of Regulation S-K promulgated under the Securities Act. Notwithstanding anything to the contrary in this Agreement, any Holder that is named as a selling securityholder in a Shelf Registration Statement may make a secondary resale under such Shelf Registration Statement without the consent of any other Holder if such resale does not require a supplement to the Shelf Registration Statement.

(ii) In the event that a Shelf Registration Statement is effective, Holders representing Registrable Securities either (a) with a market value of at least $[25] million in the aggregate, or (b) that represent at least [10]% of the aggregate market value of the Registrable Securities registered pursuant to such Shelf Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering (an “Underwritten Takedown”)) of Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect. For the avoidance of doubt, two or more Holders (including two or more Management Holders (as defined in Section 2.1(e)(v))) may aggregate their respective Registrable Securities for purposes of satisfying either of the thresholds set forth in the immediately preceding sentence. The Corporation shall pay all Registration Expenses in connection with any such offering. Notwithstanding the foregoing, each Holder shall have the right at any time and from time to time to elect to sell pursuant to an offering (including an Underwritten Takedown) pursuant to a Shelf Offering Request (as defined below) made by such Holder. The applicable Holders shall make such election by delivering to the Corporation a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering (the “Shelf Offering”). In the case of an Underwritten Takedown, as promptly as practicable, but no later than two Business Days after receipt of a Shelf Offering Request, the Corporation shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other holders of Shelf Registrable Securities. Subject to Section 2.3 and Section 2.11 of this Agreement, the Corporation, shall include in such Shelf Offering the Shelf Registrable Securities of any other Holder that shall have made a written request to the Corporation for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be sold by such Holder) within five Business Days after the receipt of the Shelf Offering Notice. As expeditiously as possible (and in any event within ten Business Days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the Holders representing a Majority of the Registrable Securities that made the Shelf Offering Request), the Corporation shall use its commercially reasonable efforts to facilitate such Shelf Offering. A Holder may change the number of Registrable Securities proposed to be offered in any such underwritten offering at any time prior to the pricing of such offering so long as such change, in the opinion of the underwriters, would not materially adversely affect the timing or success of such underwritten offering and such revised number of Registrable Securities in the aggregate, taking into account all of the Holders electing to participate, continues to equal or exceed (a) a market value of at least $[25] million in the aggregate, or (b) at least [10]% of the aggregate market value of the Registrable Securities registered pursuant to such Shelf Registration Statement. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Corporation or until such time as the information contained in the Shelf Offering Notice is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(iii) Notwithstanding the foregoing, if any Holder desires to effect a sale of Shelf Registrable Securities that (x) would require an amendment or supplement to the Shelf Registration Statement and (y) does not constitute an Underwritten Takedown, the Holder shall deliver to the Corporation a Shelf Offering Request no later than two Business Days prior to the expected date of the sale of such Shelf Registrable Securities. In such event and subject to the limitations set forth in Section 2.1(e)(i), the Corporation shall file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as reasonably practicable.

(iv) If an Original Equity Owner wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holder only need to notify the Corporation of the block trade Shelf Offering two Business Days prior to the day such offering is to commence (unless a longer period is agreed to by Holders representing a Majority of the Registrable Securities wishing to engage in the underwritten block trade). In such event, the Corporation shall promptly notify other Holders and such other Holders must elect whether or not to participate by the next Business Day (i.e., one Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by Holders representing a Majority of the Registrable Securities wishing to engage in the underwritten block trade), and the Corporation shall as expeditiously as possible use its commercially reasonable efforts to facilitate such offering (which may close as early as two Business Days after the date it commences). Holders wishing to engage in the underwritten block trade shall use commercially reasonable efforts to work with the Corporation and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade.

(v) From and after the first date on which SEC Intermediate, LLC and its Affiliates collectively cease to hold at least 10% of the Registrable Securities then outstanding, Holders who are Continuing Equity Owners and who are (or were at any time) directors or executive officers of the Corporation, together with their respective Affiliates, Immediate Family Members and Permitted Transferees (collectively, the “Management Holders”), holding in the aggregate at least 5% of the Registrable Securities then outstanding shall have the right, on one occasion, to require the Corporation to file a Short-Form Registration (including, if so requested, a Shelf Registration) with respect to the Registrable Securities of such Management Holders, without regard to the twenty percent (20%) threshold set forth in Section 2.1(b). Any such request shall be treated as a request for a Short-Form Registration, and the Corporation shall give effect to such request in accordance with, and subject to, the procedures, limitations and conditions otherwise applicable to Short-Form Registrations under this Section 2.1.

(vi) At the request of Holders representing a Majority of the Registrable Securities covered by a Shelf Registration Statement, the Corporation shall file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include all disclosure and language deemed necessary or advisable by such Holders to effect such Shelf Offering.

2.2 Corporation Registration. Following the IPO, if the Corporation proposes to register (including, for this purpose, a registration effected by the Corporation for shareholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Corporation shall, at such time, promptly give each Holder who holds Registrable Securities notice of its intention to effect such Piggyback Registration. Such notice shall specify, at a minimum, the number of equity securities proposed to be registered or offered, the proposed date of filing of such registration statement with the SEC or pricing of such offering, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a reasonable estimate by the Corporation of the proposed minimum offering price of such equity securities. Subject to the terms of Section 2.2(a), for any such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and related underwriting), the Corporation shall include all Registrable Securities with respect to which the Corporation has received written requests for inclusion in any such Piggyback Registration within twenty (20) days after delivery of the Corporation’s notice.

(a) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be at the election of the Corporation (in the case of a primary registration) or at the election of the holders of other Corporation securities requesting such registration (in the case of a secondary registration). Notwithstanding the foregoing, Holders representing a Majority of the Registrable Securities included in such Piggyback Registration may request that one or more investment banker(s) or manager(s) be included in such offering (such request not to be binding on the Corporation or such other initiating holders of Corporation securities).

(b) Right to Terminate Registration. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Corporation in accordance with Section 2.7.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation of that intent as a part of their request made pursuant to Section 2.1, and the Corporation shall include such information in the Demand Notice. The Holders participating in any Demand Registration representing a Majority of the Registrable Securities included in such Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering (including assignment of titles), subject to the Corporation’s approval not be unreasonably withheld, conditioned or delayed. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement.

(b) If any Shelf Offering is an Underwritten Takedown, the investment banker(s) and manager(s) to administer the offering relating to such Shelf Offering (including assignment of titles) will be selected by the Corporation and shall be reasonably acceptable to the Holders representing a majority in interest of the Registrable Securities participating in such Underwritten Takedown.

(c) All Holders proposing to distribute their securities through an underwriting pursuant to Section 2.3(a) or (b) shall (together with the Corporation as provided in Section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding the foregoing, no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution to the extent then known. The liability of any such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder.

(d) Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) in connection with an underwriting pursuant to Section 2.3(a) or (b) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant to this Agreement, and the number of Registrable Securities that may be included in the underwriting shall be allocated as follows: (i) first, the Registrable Securities of Holders requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the such Holders on the basis of the number of Registrable Securities owned by each such Holder that such Holder of Registrable Securities shall have requested to be included in such registration; (ii) second, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect; and (iii) third, securities the Corporation requested to be included in such registration for its own account which, in the opinion of the underwriters, can be sold without any such adverse effect. To facilitate the allocation of shares in accordance with the above provisions, the Corporation or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(e) In connection with any Public Offering pursuant to Section 2.2, the Corporation shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless such Holder agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled under this Agreement to approve such arrangements. Notwithstanding the foregoing, no Holder shall be required to sell more than the number of Registrable Securities such Holder has requested to include, no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution to the extent then known, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Additionally, in connection with any Public Offering pursuant to Section 2.2, the Corporation shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless such Holder completes and executes all customary and reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no Holder shall be required to undertake any indemnification obligations to the Corporation or the underwriters with respect thereto except as provided in Section 2.9.

(f) In connection with any Public Offering pursuant to Section 2.2, if the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Corporation shall include in such registration (i) first, the securities the Corporation proposes to sell for its own account, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder that such Holder of Registrable Securities shall have requested to be included in such registration; and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect. To facilitate the allocation of shares in accordance with the above provisions, the Corporation or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall: (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Corporation for its own account) are first entirely excluded from the offering; or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent [(20%)] of the total number of securities included in such offering. For purposes of the provision in this Section 2.3(f) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder.” Any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in the immediately preceding sentence.

(g) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Suspended Distributions. Upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 2.5(i)(B) or (C), each Person that is participating in any registration under this Agreement shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 2.5(i). In the event the Corporation has given any such notice, the applicable time period set forth in Section 2.5(a) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.5(i)(B) or (C) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.5(i).

2.5 Obligations of the Corporation. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Corporation shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution of such registration and sale, and pursuant to such registration and sale the Corporation shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as required in accordance with the terms of this Agreement and keep such registration statement effective for a period of up to 120 days or such longer period as required in accordance with the terms of this Agreement or, if earlier, until the distribution contemplated in the registration statement has been completed. Notwithstanding the foregoing, such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of the Corporation, from selling any securities included in such registration or as provided in Section 2.1(c) or Section 2.4;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders. The Corporation shall not be required, however, to: (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (B) consent to general service of process in any such jurisdiction; or (C) subject itself to taxation in any such jurisdiction, except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Corporation are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by: (i) the selling Holders, (ii) any managing underwriter(s) participating in any disposition pursuant to such registration statement, and (iii) any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Corporation. The Corporation, as expeditiously as reasonably possible, shall cause the Corporation’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection with such registration statement;

(i) notify each seller of such Registrable Securities (A) promptly after it receives notice of any registration and sale of Registrable Securities, of the date and time when such registration statement and each post-effective amendment to such registration statement has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption under such state securities or blue sky law has been obtained, (B) promptly after receipt of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information and (C) at any time when a prospectus relating to such registration and sale is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in such registration statement not misleading, and, subject to Section 2.3, the Corporation shall promptly prepare and furnish to such seller of Registrable Securities a supplement or amendment to such prospectus so that, as after such prospectus is delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in such prospectus not misleading;

(j) notify each holder of Registrable Securities of: (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose; (B) the receipt by the Corporation or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (C) the effectiveness of each registration statement filed for such purpose;

(k) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required, is retained in accordance with the Securities Act to the extent required and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in such prospectus, in light of the circumstances under which they were made, not misleading;

(l) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(m) to the extent that, in its sole and exclusive judgment, a Holder, might be deemed to be an underwriter of any Registrable Securities or a controlling person of the Corporation, permit such Holder to participate in the preparation of such registration or comparable statement and allow such Holder to provide language for insertion in such statements, in form and substance reasonably satisfactory to the Corporation, which in the reasonable judgment of such Holder and its counsel should be included;

(n) in the event of: (i) the issuance of any stop order suspending the effectiveness of a registration statement; or (ii) the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Class A Common Stock included in such registration statement for sale in any jurisdiction, use reasonable efforts promptly to obtain the withdrawal of such order;

(o) use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers of such Registrable Securities to consummate the disposition of such Registrable Securities;

(p) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request;

(q) cooperate with each Holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(r) use its commercially reasonable efforts to make available the executive officers of the Corporation to participate with the Holders of Registrable Securities covered by the registration statement and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;

(s) in the case of any underwritten Public Offering, use its commercially reasonable efforts to obtain one or more cold comfort letters from the Corporation’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters reasonably request;

(t) in the case of any underwritten Public Offering, use its commercially reasonable efforts to provide a legal opinion of the Corporation’s outside counsel, dated the closing date of the Public Offering, in customary form and covering such matters of the type customarily covered by legal opinions of such nature. Such opinion shall be addressed to the underwriters and the Holders of such Registrable Securities being sold;

(u) if the Corporation files an Automatic Shelf Registration Statement covering any Registrable Securities, use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(v) if the Corporation does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(w) if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, file a new Automatic Shelf Registration Statement covering the Registrable Securities. Additionally, if at any time when the Corporation is required to re-evaluate its WKSI status the Corporation determines that it is not a WKSI, the Corporation shall use its reasonable efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

The Corporation shall also ensure that, at all times after any registration statement covering a public offering of securities of the Corporation under the Securities Act has become effective, the Corporation’s insider trading policy shall provide that its directors may implement a trading program under Rule 10b5-1 of the Exchange Act. Any officer of the Corporation who is a Holder agrees that if and for so long as he or she is employed by the Corporation or any Subsidiary of such Corporation, such officer shall participate fully in a Public Offering process in a manner customary and reasonable for persons in like positions and consistent with the officer’s other duties with the Corporation and in accordance with applicable law, including the preparation of the registration statement and the preparation and presentation of any road shows.

In connection with each registration or sale of Registrable Securities pursuant to this Agreement conducted as an underwritten Public Offering, each Holder agrees, if requested, to become bound by and to execute and deliver a lock-up agreement with the underwriter(s) of such Public Offering restricting such Holder’s right to transfer, directly or indirectly, any equity securities of the Corporation or any securities convertible into, exchangeable for, or exercisable for such securities, or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, during the period commencing on the date of the final prospectus relating to such Public

Offering and ending on the date specified by the underwriters (such period not to exceed 60 days). The terms of such lock-up agreements shall be negotiated among the Holders, the Corporation and the underwriters and shall include customary carve-outs from the restrictions on transfer set forth therein. Notwithstanding the foregoing, (i) no Holder shall be required to agree to restrictions that are more restrictive than, or to a lock-up period longer than, the least restrictive of the restrictions or lock-up period applicable to SEC Intermediate, LLC, any of its Affiliates, or any director or executive officer of the Corporation or any other shareholder (ii) if the underwriters waive, release or terminate any lock-up or other restrictions applicable to any Holder, in whole or in part, then the same waiver, release or termination shall be granted, on a pro rata basis, to each other Holder subject to such restrictions, based on the number of equity securities of the Corporation held by each such Holder; (iii) SEC Intermediate, LLC, the Corporation, its directors, executive officers or other shareholders shall not be released from any restriction or lock-up unless the Holders are similarly released; provided, that, the requirement to become bound by and to execute and deliver a lock-up agreement with the underwriter(s) shall not apply to a Holder once such Holder ceases to hold at least 5% of the Registrable Securities then held by all Holders.

2.6 Obligations of the Holder.

(a) Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, such Holders shall, if applicable, cause such Registrable Securities to be exchanged into shares of Class A Common Stock in accordance with the terms of the LLC Agreement prior to sale of such Registrable Securities.

(b) It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Corporation: (i) information regarding itself, (ii) the Registrable Securities held by it, and (iii) the intended method of distribution of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

(c) The Corporation may require each Holder requesting, or electing to participate in, any registration to furnish the Corporation information regarding such Holder and the distribution of such Registrable Securities that the Corporation may from time to time reasonably request in writing.

(d) If the Original Equity Owners or any of their respective Affiliates seek to effectuate an in-kind distribution of all or part of their respective Registrable Securities to their respective direct or indirect equityholders then, subject to any applicable lock-ups, the Corporation shall work with the foregoing persons to facilitate such in-kind distribution in the manner reasonably requested. Such distributees shall have the right to become a Party by the joinder in the form of Exhibit A to this Agreement and upon execution of the joinder have all of the rights of such Original Equity Owners under this Agreement.

2.7 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including without limitation all registration, filing and qualification fees; and the fees, charges and disbursements of counsel to the Corporation and of its independent public accountants, and any other accounting and legal fees, charges and expenses incurred by the Corporation (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); the fees, disbursements and expenses incurred by the Corporation in connection with any “road show” for underwritten offerings; and the reasonable fees and disbursements of one counsel for the selling Holders (collectively, the “Registration Expenses”), shall be borne and paid by the Corporation. Notwithstanding the foregoing, the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a Majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration). For the avoidance of doubt, such Holders shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b) unless the Holders of a Majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be, in which case the Holders shall not be required to pay any of such expenses. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Corporation will indemnify and hold harmless each selling Holder included in any registration, and the partners, members, officers, directors, shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages. The Corporation shall also pay to each such Holder, underwriter, controlling Person of the foregoing, or other aforementioned Person any legal or other expenses reasonably incurred in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred. Notwithstanding the foregoing, the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Corporation. Any such consent shall not be unreasonably withheld. The Corporation shall not be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person of the foregoing, or other aforementioned Person expressly for use in connection with such registration, except to the extent such information has been corrected in a subsequent writing prior to the sale of Registrable Securities to the Person asserting the claim.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Corporation, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Corporation within the meaning of the Securities Act, legal counsel and accountants for the Corporation, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages. The indemnity set forth in the preceding sentence shall be expressly limited to only those Damages that arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder relating to such selling Holder expressly for use in connection with such registration and that has not been corrected in a subsequent writing prior to the sale of Registrable Securities to the Person asserting the claim. Each such selling Holder shall also pay to the Corporation and each other aforementioned Person any legal or other expenses reasonably incurred in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred. Notwithstanding the foregoing, the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder. Such consent shall not be unreasonably withheld. In no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.9(b) and 2.9(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 (the “Indemnified Party”) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification under this Agreement, such Indemnified Party will, if a claim in respect of any such action is made or expected to be made against any indemnifying party under this Section 2.9 (the “Indemnifying Party”), give the Indemnifying Party notice of the commencement of the action. The Indemnifying Party shall have the right to participate in such action. To the extent it desires, the Indemnifying Party shall have the right to participate jointly with any other Indemnifying Party to which notice has been given, and to assume the defense of such action with counsel mutually satisfactory to the Parties. Notwithstanding the foregoing, an Indemnified Party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such action or due to the existence of actual or potential additional defenses available to such Indemnified Party. The failure to give notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 2.9, to the extent that such failure materially prejudices the Indemnifying Party’s ability to defend such action. The failure to give notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 2.9.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification under this Agreement makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Party for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the Indemnifying Party and the Indemnified Party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. Notwithstanding anything to the contrary in this Agreement, the foregoing provisions shall control as to any matter provided for or addressed by the foregoing provisions that is not provided for or addressed by the underwriting agreement.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Corporation and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

2.10 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Corporation shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Corporation for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act (at any time after the Corporation has become subject to such reporting requirements); and

(c) upon request, so long as the Holder owns any Registrable Securities: (i) furnish to any such Holder to the extent accurate, a written statement by the Corporation that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Corporation for the IPO), the Securities Act, and the Exchange Act (at any time after the Corporation has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Long-Form Registration (at any time after the Corporation so qualifies); (ii) furnish to any such Holder such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Corporation has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Corporation so qualifies to use such form); (iii) for securities that will be sold pursuant to Rule 144, reasonably cooperate with the Holders at their request to cause the transfer agent to remove any restrictive legend on certificates (or in book-entry form) evidencing Registrable Securities, including causing Corporation’s legal counsel at Corporation’s expense to deliver an opinion to its transfer agent in connection with the removal of any restrictive legends under the Securities Act (subject to receipt of customary representations and warranties and other documentation, if any, from the Holder as reasonably requested by the Corporation, its counsel, or its transfer agent; and (iv) if a legend removal request is made, the Corporation will, no later than two (2) Business Days following the delivery by such Holder to the Corporation or the Corporation’s transfer agent of a legended certificate representing such Securities (or a request for legend removal, in the case of securities issued in book-entry form), deliver or cause to be delivered to such Holders a certificate representing such Securities that is free from all restrictive legends or an equivalent book-entry position, as requested by such Holder.

2.11 Limitations on Subsequent Registration Rights; Joinder. From and after the date of this Agreement and without the prior written consent of the Holders of a Majority of the Registrable Securities then outstanding, the Corporation shall not enter into any agreement with any holder or prospective holder of any securities of the Corporation that would: (i) provide to such holder or prospective holder the right to include securities in any registration other than on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; (ii) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (iii) allow such holder or prospective holder to initiate a demand for registration of securities held by such holder or prospective holder other than in compliance with Section 2.1(a). This limitation shall not apply to Registrable Securities acquired by any additional Holder that becomes a Party by executing the joinder in the form of Exhibit A hereto. The Corporation represents and warrants that it has not granted any Person other than the Parties the right to require the Corporation to initiate the registration of any securities or include in any registration any securities owned by such Person.

2.12 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of: (a) such time after consummation of the IPO as such Holder no longer holds Registrable Securities; or (b) the seventh anniversary of the IPO.

No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 2.9 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

3. MNPI Provisions.

3.1 Each Holder acknowledges that the provisions of this Agreement that require communications by the Corporation or other Holders to such Holder may result in such Holder and its Representatives acquiring MNPI (which may include, solely by way of illustration, the fact that an offering of the Corporation’s securities is pending or the number of Corporation securities or the identity of the selling Holders).

3.2 Each Holder agrees that it will maintain the confidentiality of such MNPI. To the extent such Holder is not a natural person, confidential treatment of such MNPI shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (“Policies”). Notwithstanding the foregoing, a holder may deliver or disclose MNPI to: (i) its directors, officers, employees, agents, attorneys, Affiliates and financial and other advisors (collectively, the “Representatives”), but solely to the extent such disclosure reasonably relates to its evaluation of exercise of its rights under this Agreement and the sale of any Registrable Securities in connection with the subject of the notice; (ii) any federal or state regulatory authority having jurisdiction over such Holder; (iii) any Person if necessary to effect compliance with any law, rule, regulation or order applicable to such Holder; (iv) in response to any subpoena or other legal process; or (v) in connection with any litigation to which such Holder is a party. Notwithstanding the foregoing, in the case of clause (i) of the prior sentence, the recipients of such MNPI are subject to the Policies or are informed of the confidentiality obligations regarding MNPI set forth in this Section 3.2 and that in the case of clauses (ii) through (v) of the prior sentence, such disclosure is required by law, rule regulation or order and such Holder shall promptly notify the Corporation of such disclosure to the extent such Holder is legally permitted to give such notice. In no event shall any Holder’s duties under this Agreement or under any common law or other principle or source in any manner be deemed or construed as limiting such Holder’s, its Affiliates’ or their respective representatives’ ability to trade any publicly-listed or any other security other than the Corporation’s, and any such duties are disclaimed by the Parties. Notwithstanding any provision in this Agreement to the contrary, Holders, their Affiliates and their respective representatives shall not be required to give notice to the Corporation, and shall not be prohibited by this Agreement from disclosing any information, to the extent such request or requirements originate from a regulatory authority or self-regulatory authority and occur in the course of a confidential examination or inspection of the business or operations of such Holder, its Affiliates or their representatives.

At any time and from time to time (including after receiving information regarding any potential Public Offering), each Holder shall have the right to elect to not receive any notice that the Corporation or any other Holders otherwise are required to deliver pursuant to this Agreement. Any Holder wishing to exercise such right shall first deliver to the Corporation a written statement signed by such Holder that it does not want to receive any notices under this Agreement (an “Opt-Out Request”). Upon delivery of the Opt-Out Request and notwithstanding anything to the contrary in this Agreement, the Corporation and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to such Holders to the extent that receipt of such notice or information would result in a Holder acquiring MNPI. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Corporation an Opt-Out Request may revoke such request at any time. There shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests. Each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Corporation arising in connection with any such Opt-Out Requests.

Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

4. Miscellaneous.

4.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that: (a) is an Affiliate of a Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) after such transfer, holds at least [100,000] shares of Registrable Securities (subject to appropriate adjustment for equity interest splits, equity interest dividends, combinations, and other recapitalizations). In connection with any such assignment, (x) the Corporation shall, within a reasonable time after such transfer, be furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee shall execute a joinder to the Agreement in the form of Exhibit A. To determine the number of shares of Registrable Securities held by a transferee, the holdings of the transferring Holder shall be aggregated together with those of a transferee (i) that is an Affiliate or shareholder of a Holder, (ii) who is a Holder’s Immediate Family Member, or (iii) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member. Notwithstanding the foregoing, all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Business Days. If any time period for giving notice or taking action under this Agreement expires on a day that is not a business day, the time period shall automatically be extended to the immediately following business day.

4.3 Governing Law. This Agreement shall be governed by the internal law of the State of Texas, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Texas.

4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

4.7 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A to this Agreement, or to the principal office of the Corporation and to the attention of the Chief Executive Officer, in the case of the Corporation, or to such email address, or address as subsequently modified by written notice given in accordance with this Section 4.7. If notice is given to the Corporation, a copy (which shall not constitute notice) shall also be sent to Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, Attention: Ryan J. Maierson.

(b) Consent to Electronic Notice. Each Holder consents to the delivery of any shareholder notice pursuant to the Texas Business Organizations Code (the “TBOC”), as amended or superseded from time to time, by electronic transmission pursuant to applicable provisions of the TBOC (or any successor thereto) at the electronic mail address set forth below such Holder’s name on the Schedules to this Agreement, as updated from time to time by notice to the Corporation, or as on the books of the Corporation. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Holder agrees to promptly notify the Corporation of any change in such shareholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

4.8 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Corporation and the holders of a Majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, no such amendment, modification, termination or waiver that would materially and adversely affect a Holder in a manner different than any other Holder, shall be effective against such Holder without the consent of such Holder that is materially and adversely affected by any such amendment, modification, termination or waiver. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, modification, termination, or waiver applies to all Holders in the same fashion. Notwithstanding the foregoing, Schedule A to this Agreement may be amended by the Corporation from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other Parties; and Schedule A to this Agreement may also be amended by the Corporation after the date of this Agreement without the consent of the other Parties to add information regarding any additional Holder who becomes a Party in accordance with Section 2.11. The Corporation shall give prompt notice of any amendment, modification or termination of this Agreement or waiver under this Agreement to any Party that did not consent in writing to such amendment, modification, termination, or waiver. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.9 Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach. Consequently, in addition to any other rights and remedies existing under this Agreement, any Party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

4.10 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement. Any such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

4.11 Entire Agreement. This Agreement (including any Schedules and Exhibits to this Agreement) constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter of this Agreement, and any other written or oral agreement relating to the subject matter of this Agreement existing between the Parties is expressly canceled.

4.12 Dispute Resolution. The Parties: (a) irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Texas and to the jurisdiction of the United States District Court for the Southern District of Texas (the “Chosen Courts”) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement; (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Chosen Courts; and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the Chosen Courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by the Chosen Courts.

(a) WAIVER OF JURY TRIAL: EACH PARTY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER OF THIS AGREEMENT OR OF THE TRANSACTION DOCUMENTS AND THE SECURITIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES TO THIS AGREEMENT AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY TO THIS AGREEMENT FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

4.13 No Recourse. Notwithstanding anything to the contrary in this Agreement, the Corporation and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee of such Holder, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law. The Parties expressly acknowledge and agree that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee of such Holder, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

4.14 Further Assurances. In connection with this Agreement and the transactions contemplated in this Agreement, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated in this Agreement.

[Remainder of Page Intentionally Left Blank]

The Parties have executed this Agreement as of the date first written above.

CORPORATION:

COVOLT POWER, INC.

By:
Name:
Title:

Schedule A-1

The Parties have executed this Agreement as of the date first written above.

HOLDER:

By:
Name:
Title:

Schedule A-2

SCHEDULE A

HOLDERS

Name	Address	Email
[•]	[•]	[•]

Schedule A-3

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of _______________, 20__ (as the same may after this Joinder be amended, the “Registration Rights Agreement”), among CoVolt Power, Inc., a Texas corporation (the “Corporation”), and the other person named as parties to the Registration Rights Agreement.

By executing and delivering this Joinder to the Corporation, and upon acceptance of this Joinder by the Corporation upon the execution of a counterpart of this Joinder, the undersigned agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Class A Common Stock (or shares of Class A Common Stock to be issued upon the [conversion / redemption / exchange] of the undersigned’s [shares of Class B Common Stock / common units of CoVolt Holdings Group, LLC]) shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided in the Registration Rights Agreement. The Corporation is directed to add the address below the undersigned’s signature on this Joinder to the Schedule of Holders attached to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the day of _______________, 20__.

[ • ]

Name:
Title:
Address:

Agreed and Accepted as of _______________, 20__

CoVolt Power, Inc.

By:
Name:
Title:

Exhibit A-1